SPONSOR AGREEMENT
(LOGO AUTHORIZATION)

This Agreement is made the 23rd day of February, 2007 by and between **OUTLOOK VISION SERVICES, LLC.** with its principal place of business located at 40 North Center Street, Suite 104, Mesa, AZ 85201, hereinafter referred to as **OUTLOOK**, and National Health Partners, Inc. with its principal place of business at 120 Gibraltar Rd, Suite 107, Horsham, PA 19044 hereinafter referred to as **SPONSOR**. (Individually, a PARTY, and together, the PARTIES.)

RECITALS

WHEREAS, **OUTLOOK** has developed, controls and markets a vision care membership plan which entitles the holder thereof to purchase eyewear from eye care centers under contract with **OUTLOOK** at discounted prices; and

WHEREAS, **SPONSOR** is in the business of providing various consumer benefits, employee benefits, group and/or individual products and/or services to its customer base; and

WHEREAS, **SPONSOR** and **OUTLOOK** desire to enter into an agreement whereby **SPONSOR** will market memberships in **OUTLOOK** to its customer base; and

THEREFORE, in consideration of the mutual covenants contained herein the **PARTIES** agree to the following:

I. DUTIES OF SPONSOR

1.1 **SPONSOR** agrees, to market memberships in **OUTLOOK** to its customer base as hereinafter provided.

1.2 **SPONSOR** agrees not to publish or distribute any advertisement, description, or narrative statements about the benefits of **OUTLOOK** without receiving prior written approval from **OUTLOOK** as to form and content.

1.3 **SPONSOR** agrees to design, provide and distribute a multipurpose membership card with the **OUTLOOK** logo and **OUTLOOK** toll free 800 telephone number printed on said card. Said membership card must be approved in writing by **OUTLOOK** as to the form and content of relative information concerning the **OUTLOOK** benefits.

1.4	**MEMBERSHIP ENROLLMENT***		**MONTHLY BASE**	**MONTHLY FEE PER MEMBER**
	1 to	20,000	$ 0.00	$0.12 per member, to 20,000**
	20,001 to	35,000	$2,400	$0.09 per member over 20,000
	35,001 to	50,000	$3,750	$0.07 per member over 35,000
	OVER	50,000	$4,800	TBD by both parties at that time

***SPONSOR** agrees, that on the Agreement anniversary date, and thereafter, the enrollment shall be 5,000 lives or greater. Should enrollment be less than a minimum of 5,000 lives, the rate will be $.75 per month or $9.00 per year until the minimum enrollment is met.

****SPONSOR** agrees to pay OUTLOOK Vision the fees outlined above. Fees are determined starting with the Monthly Base, added to the [Monthly Enrollment less the base X Monthly Fee per member].
For Example: 29,000 members:

Base	$2,400	
Monthly Fee	+$ 810	(29,000 – 20,000 = 9,000 x $.09 = $ 810)
Total	$3,210	

II. DUTIES OF OUTLOOK

2.1 **OUTLOOK** agrees to maintain a **toll free 800 number** for use by all customers of **SPONSOR** when requesting an approved eye care center and for handling all customer inquiries.

2.2 Any membership names submitted to **OUTLOOK** will be confidential and will not be released to anyone for any purpose without the express written consent of the **SPONSOR**.

2.3 The membership fee as noted in this contract will be guaranteed for a period of three (3) years from the effective date of this Agreement. A ninety (90) day notification by **OUTLOOK** will be required prior to establishment of any changes.

2.4 **OUTLOOK** agrees to solicit and contract with optical/eyewear centers for the purpose of making available eyewear for the **SPONSOR's** customer base as per the plan guidelines.

III. WARRANTIES OF OUTLOOK

3.1 **OUTLOOK** warrants that it will not, during the term of this Agreement or thereafter, grant to any person, firm or legal entity, public or private, any license, concession, right or privilege relating to **SPONSOR**.

3.2 **OUTLOOK** guarantees the satisfaction of the products of its approved eye care centers. Said guarantee shall include a full refund for the cost of the eyewear, to any unsatisfied member of **OUTLOOK** if such eyewear is returned, undamaged, to the point of purchase within thirty (30) days from date of purchase. **OUTLOOK** also guarantees that, for a period of ninety (90) days after the date of purchase from an approved eye care center under contract with **OUTLOOK,** and upon submission by the member of satisfactory proof that if an identical pair of prescription eyeglasses could be purchased at a lower retail price from a non-participating provider location, **OUTLOOK** will refund any such difference to the member.

IV. MEMBER SURVEY

4.1 **OUTLOOK** shall have the right to survey members in the **OUTLOOK** program for such information as to assure and maintain quality control, utilization review and provider network accessibility. **SPONSOR** agrees to provide **OUTLOOK** with the necessary information to contact the members or distribute said survey on behalf of **OUTLOOK,** at the expense of **OUTLOOK.**

V. CONFIDENTIALITY: NON-COMPETITION

5.1 **SPONSOR** agrees, that during the term of this Agreement and for a period of two (2) years thereafter it will not use or disclose to any person, firm or corporation any technical or proprietary information possessed by **SPONSOR** relating to the operation of **OUTLOOK** without first obtaining the express written consent from **OUTLOOK.** **SPONSOR** agrees to return all information pertaining to **OUTLOOK** upon termination of this Agreement.

5.2 **OUTLOOK** agrees, that it will not disclose to any person, firm or corporation any technical or proprietary information, including, but not limited to, member names and related data, without the express written consent of **SPONSOR** and to return all such information to **SPONSOR** upon the termination of this Agreement.

5.3 **SPONSOR** agrees, that it shall not during the term of this Agreement, including any renewal term, and for one (1) year thereafter, compete with **OUTLOOK** by creating its own Eyewear Provider Network or similar vision benefits without first obtaining the express written consent of **OUTLOOK.**

VI. TRADEMARK; TRADENAME

6.1 **SPONSOR** agrees, that nothing in this Agreement shall be deemed to confer upon or transfer to **SPONSOR** any right to use the name or mark of or anything owned by **OUTLOOK** or its corporate affiliates except upon written instructions from **OUTLOOK** as to the manner and use of said trademark or tradename.

6.2 **OUTLOOK** agrees, that nothing in this Agreement shall be deemed to confer upon or transfer to **OUTLOOK** any right to use the name or mark of or anything owned by **SPONSOR** or its corporate affiliates except upon written instructions from **SPONSOR** as to the manner and use of said trademark or tradename.

VII. HOLD HARMLESS

7.1 **OUTLOOK** agrees, to indemnify, defend and holds **SPONSOR** harmless from any and all claims, disputes, liability or causes of action, arising out of the subject of this Agreement unless caused by the negligent act or omission of **SPONSOR.**

7.2 **SPONSOR** agrees to hold **OUTLOOK** harmless for any and all claims, disputes, liabilities, or causes of action arising out of this Agreement and/or any actions or disputes from a member, unless to the extent caused by the negligent act or omission of **OUTLOOK**.

VIII. TERM/TERMINATION

8.1 This Agreement will remain in full force and effect for an initial term of three (3) years. Thereafter, this Agreement shall automatically renew for the same term. Either **PARTY** may terminate this Agreement by giving the other **PARTY** ninety (90) days written notice of its intent to terminate prior to the end of the current anniversary date.

8.2 This Agreement shall become effective upon receipt of a one-time set-up fee of $500.00 from **SPONSOR**.

IX. GOVERNING LAW

9.1 This Agreement shall be construed consistent with the laws of the State of Arizona.

X. PARAGRAPH HEADINGS

10.1 The paragraph headings used throughout this Agreement are for the convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

XI. NOTICE

11.1 Any notice or correspondence required or necessary under this Agreement shall be directed by first-class U.S. mail, postage prepaid to the addresses set out in this Agreement or as may be designated from time to time.

XII. INDEPENDENT CONTRACTOR STATUS

12.1 The **PARTIES** acknowledge and agree that no employer/employee relationship exists between or among them or any of their officers, employees or agents, and that no **PARTY** is the agent of the other. **OUTLOOK** and **SPONSOR** are, and at all times hereunder shall be independent contractors with respect to each other, and shall not hold themselves out to the public, or any group or individual in any capacity or relationship other than that of independent contractors.

XIII. AUDIT

13.1 During the term of this Agreement and for a period of ninety (90) days after its termination, **OUTLOOK** shall have the right, but not the obligation, to conduct a review of clients accounts for the purpose of verifying the payments to be made to **OUTLOOK.** Said review shall be conducted by a duly authorized agent of **OUTLOOK** and shall be made upon reasonable notice during regular working hours. **SPONSOR** shall make such accounting records available as deemed appropriate by **OUTLOOK**. The cost of such review, if any, shall be paid by **OUTLOOK**.

XIV. ENTIRE AGREEMENT: MODIFICATION

14.1 This Agreement contains the prior understanding of the **PARTIES** hereto and supersedes any and all prior written or oral agreements between the **PARTIES**. This Agreement shall not be modified except by an agreement in writing executed by the **PARTIES**.

XV. PROVISIONS BINDING

15.1 This Agreement shall be binding upon and inure to the benefit of the **PARTIES** hereto, their successors and assigns.

IN WITNESS WHEREOF, the **PARTIES** hereto have executed this Agreement as of the date first subscribed above.

OUTLOOK VISION SERVICES, LLC

BY:______________________________
Ron H. Johnson, President/CEO

DATE: 2-23-07

SPONSOR

BY:______________________________
Authorized Officer

NAME: Alex Soufflas

TITLE: CFO - EVP

DATE: 2/21/07